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                                                                   EXHIBIT 23.8


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statements on Form S-3 of Verso Technologies, Inc. of our report dated June 8, 2000 relating to the financial statements of MessageClick, Inc., which appears in the Current Report on Form 8-K/A of Verso Technologies, Inc. dated February 1, 2001.


/s/ PricewaterhouseCoopers LLP
---------------------------------
PricewaterhouseCoopers LLP
New York, New York
October 19, 2001